Exhibit 10.2

Certain information has been excluded from this exhibit because it is both not material and is information that the registrant typically treats as private and confidential. Redacted information is indicated by [***].

PROMISSORY NOTE

THIS PROMISSORY NOTE (this “Note”) is made as of [***] by and between [***] a part of [***], a Delaware corporation having its principal place of business at [***] (including its successors and assigns, the “Lender”) and Air Industries Machining Corp., a New York corporation having an office and place of business at 1460 Fifth Avenue, Bay Shore, New York 11706 (including its successors and assigns, the “Borrower”). Lender and Borrower may also be referred to herein individually as a “Party” or collectively as the “Parties”.

RECITALS:

A.	WHEREAS reference is made to the Master Tenns Agreement [***], effective June 1, 2015 between [***], a part of [***], and Borrower (as amended, amended and restated, renewed, extended, supplemented, replaced or otherwise modified from time to time, the “Master Terms Agreement”), pursuant to which the Lender agreed to purchase certain goods (the “Goods”) from the Borrower, as identified in the Affiliate Agreement ([***]), dated October 15, 2019 (as amended, amended and restated, renewed, extended, supplemented, replaced or otherwise modified from time to time, the “Purchase Agreement”);

B.	AND WHEREAS the Lender has agreed to advance US$[***] (the “Principal Amount”) to the Borrower to be utilized by the Borrower to purchase certain component parts to be utilized by the Borrower in the manufacture of the Goods in accordance with [***] issued by the Lender to the Borrower on or about May 29, 2026.

C.	AND WHEREAS the Principal Amount is to be repaid in full, in cash or by wire transfer of immediately available federal funds, by the Borrower on or before November 30, 2026 (the “Maturity Date”) unless previously satisfied through setoff of amounts due and owing from the Lender to the Borrower as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Definitions and Interpretation.

(a)	Capitalized te1ms used but not defined in this Note shall be as defined in the Purchase Agreement and the Master Terms Agreement.

(b)	Unless the context clearly requires otherwise, as used herein the words “include,” “includes,” and “including” mean, in each case, without limitation.

2.	Promise to Pay. Subject to the terms and conditions hereof, the Borrower hereby acknowledges itself indebted to the Lender and promises to pay to the order of the Lender the Principal Amount and any applicable accrued interest, fees, and other amounts then unpaid (collectively, the “Obligations”), in lawful money of the United States of America, as set forth herein.

3.	Use of Proceeds. The Borrower acknowledges, agrees and confirms that the Principal Amount and any and all other amounts advanced by the Lender to the Borrower from time to time shall be used solely to purchase, manufacture, process and have delivered to the Borrower’s facility in the United States, Inco 718 [***]. Notwithstanding anything to the contrary in the Purchase Agreement, the Master Terms Agreement, or this Note, the Lender shall have no obligation to purchase, pay for, or lend funds for any Goods that Lender or its affiliates are prohibited from purchasing in accordance with Export Control Laws.

4.	Interest. Prior to the occurrence of an Event of Default, the Obligations shall be non-interest bearing. Notwithstanding the foregoing, upon the occurrence of an Event of Default, at the sole and absolute discretion of the Lender, all outstanding Obligations shall bear interest at the rate of two percent (2.00%) per annum, calculated daily, or the highest rate allowed by applicable law, whichever is lower (the “Interest Rate”), commencing on the date of such Event of Default until the Obligations are paid in full. Such interest shall be payable on demand. Interest shall accrue daily and be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Any payment which becomes due on a day which is not a Business Day (as defined below) shall be paid on the next following Business Day, and such extension shall be taken into account for the calculation of interest and overdue interest.

5.	Method of Payment. Except as stated in Section 6(b), the Principal Amount and interest due hereunder shall be paid to the Lender in lawful money of the United States of America in immediately available funds by wire transfer (in accordance with the wire transfer instructions provided by the Lender to the Borrower from time to time).

6.	Term and Repayment.

(a)	Subject to Section 9, the term of this Note shall commence on the date of this Note and shall continue up to and including the Maturity Date.

(b)	The Borrower shall permanently repay the Principal Amount together with all accrued and outstanding interest thereon, if applicable, to the Lender in accordance with the repayment schedule attached as Schedule A (as amended, amended and restated, renewed, extended, supplemented, replaced or otherwise modified from time to time, the “Repayment Schedule”).

(c)	Notwithstanding Section 6(b) above, in lieu of the Borrower’s repayment in cash of any or all installments of the Obligations, the Lender shall have the right, but not the obligation, exercisable in its sole discretion, to elect to set off amounts that the Lender would owe to the Borrower in the form of agreed upon reduced payments for Goods to be delivered between the months of between September 2026, October 2026, and November 2026 in accordance with the set off repayment. schedule attached as Schedule B.

(d)	The Borrower shall repay any portion of the unpaid balance of the Principal Amount outstanding, and all accrued interest, fees, and other amounts then unpaid, in full on the Maturity Date.

7.	Prepayment. The Borrower may at any time, and from time to time, prepay all or any portion of the unpaid balance of the Principal Amount outstanding, together with all applicable interest accrued but unpaid thereon, without premium or penalty, provided that it has given the Lender not less than five (5) Business Days prior written Notice. Each prepayment pursuant to this Section shall be applied pro rata in accordance with the remaining outstanding principal amount of such installments in order of maturity.

8.	Conclusive Evidence of lndebtedness. The recording by the Lender in its accounts of the Principal Amount owing by the Borrower, accrued interest and repayments shall, in the absence of manifest mathematical error, be prima facie evidence of the same; provided that the failure of the Lender to record the same shall not affect the obligation of the Borrower to pay such amounts to the Lender.

9.	Events of Default.

(a)	The outstanding Principal Amount and all accrued interest and other costs, expenses and charges thereon shall immediately become due and payable without notice or demand upon the occurrence of any of the following events of default (each, an “Event of Default”):

(i)	If the Borrower fails to pay any Principal Amount when due and payable hereunder.

(ii)	If the Borrower fails to observe or perform any duties or obligations of this Note and such failure continues for three (3) Business Days after written Notice to the Borrower.

(iii)	If the Borrower ceases to carry on business.

(iv)	If the Borrower commences any application, proceeding or other action under any laws relating to bankruptcy, insolvency, reorganization, winding-up, dissolution or other analogous laws, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, proposal, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts or if the Borrower makes a general assignment for the benefit of its creditors.

(v)	If there is commenced against the Borrower any application, proceeding or other action of a nature referred to in subsection (d) directly above which results in the entry of an order for any such relief which has not been vacated, dismissed, stayed or bonded pending appeal within thirty (30) days from the entry thereof.

(vi)	If a receiver, interim receiver, receiver and manager, trustee, custodian, conservator or other similar official is appointed over all or any part of the assets of the Borrower which has not been vacated, dismissed, stayed or bonded pending appeal within thirty (30) days from the entry thereof.

(vii)	If there is commenced against the Borrower any application, proceeding or other action seeking issuance of a writ of seizure and sale, execution, garnishment or similar process against all or any part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, stayed or bonded pending appeal within ten (10) days from the entry thereof.

(viii)	If the Borrower takes any steps in furtherance of any of the foregoing Sections 9(a)(i) through 9(a)(vii).

(ix)	If there is a default by the Borrower of its obligations under the Master Terms Agreement or the Purchase Agreement.

(b)	In the Event of Default, the Lender shall be entitled to recover from the Borrower all reasonable attorneys’ fees and costs incurred in connection with the enforcement of this Note.

10.	Waiver. The Borrower hereby waives presentment, demand for payment, protest, notice of protest, notice of non-payment, notice of dishonor and any and all other notices or demands relative to this Note.

11.	Assignment. The Borrower may not assign or otherwise transfer any of its rights or obligations under this Note, without the prior written consent of the Lender. The Lender may assign or transfer any of its rights under this Note, without the consent of the Borrower. Any purported assignment in violation of this Section 11 shall be null and void.

12.	Amendments. This Note may only be amended, amended and restated or othe1wise modified by an agreement in writing signed by duly authorized representatives of the Lender and the Borrower.

13.	Waiver. No waiver by the Lender of any of the provisions hereof is effective unless explicitly set forth in writing and signed by the Lender. No waiver by the Lender will operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Note will operate or be construed as a waiver thereof; nor will any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other light, remedy, power or privilege.

14.	Successors and Assigns. This Note is binding upon the Borrower and its successors and permitted assigns and shall inure to the benefit of the Lender and its successors and pe1mitted assigns.

15.	Notices.

(a)	All notices and other communications provided for hereunder (each, a “Notice”) shall be in writing and be delivered by the method and to the addressees noted below:

Lender:	[***]
Address:	[***]

Attention:	[***]
Email:	To e provided by Lender in any instance where electronic Notice is specifically permitted by Lender in its sole and absolute discretion

Borrower:
Address:	Air Industries Machining Corporation
1479 N Clinton Ave

Attention:	Bay Shore, NY 11706
Email:	Michael Biancospino, President and General Manager michael.biancospino@airindustriesgroup.com
With a simultaneous copy to:
Scott.Glassman@airindustdesgroup.com

(b)	Notices mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received.

(c)	Notices or other communications delivered by one Party to the other Party hereunder may be delivered or furnished by electronic communications (including email) pursuant to procedures set forth in Section 15(d) or othe1wise approved by the Parties.

(d)	Unless the Parties otherwise agree, Notices and other communications sent by email shall be deemed received upon the sending Party’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgment), provided that, if such notice, email or other communication is not sent during the receiving Party’s normal business hours, such notice, email or communication shall be deemed to have been sent at the receiving Party’s opening of business on the next Business Day.

16.	Further Assurances. The Borrower shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to cany out the provisions hereof and give effect to the transactions contemplated hereby.

17.	Severability. If any term or provision of this Note is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction.

18.	Business Day. All references in this Note to “Business Day” means a day of the week other than a Saturday, Sunday or any other day on which commercial banks in the City of New York are authorized or required by law to close. Should any interest or other amounts become due and payable on any day other than a Business Day, the payment shall be extended to the next Business Day, and interest shall continue to accrue at the applicable rate until such payment is made.

19.	Governing Law. This Note, and any claim, controversy, dispute or cause of action (whether in tort, contract or otherwise) based upon, arising out of or in any way relating to this Note and the transactions contemplated herby shall be governed by the laws of the State of New York without regard to any conflicts of law principles applied in that State that would require application of any other law.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first above written.

AIR INDUSTRIES MACHINING CORP.

By:
Acting CEO and President